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                         BUSSE BROADCASTING CORPORATION
                       141 EAST MICHIGAN AVENUE, SUITE 300
                           KALAMAZOO, MICHIGAN 49007
                  Phone: 616-388-8019  Facsimile:  616-388-6089


          SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                                AS OF FEBRUARY 6, 1997

     This Second Amendment, to that certain Amended and Restated Employment Agreement between Busse Broadcasting Corporation ("BBC") and Lawrence A. Busse ("Employee") dated February 20, 1995 attached as Exhibit A hereto (the Employment Agreement"), is entered into as of the date first above written (the "Second Agreement").

     All capitalized terms not defined herein shall have the same meaning as ascribed to such terms in the Employment Agreement.

     BBC and Employee mutually agree to amend the Employment Agreement by deleting the phrase "December 31, 1997" in the second sentence of Section 4. TERM OF AGREEMENT and replacing the deleted phrase with "December 31, 1998" and by providing for an annual base salary for the 1998 calendar year by inserting into Section 3. Annual Base Salary of Exhibit A to the Employment Agreement the phrase "and $335,377 from January 1, 1998 through December 31, 1998," immediately after the phrase "from January 1, 1997 through December 31, 1997,".

     All other terms and conditions of the Employment Agreement will remain in full force and effect and are hereby restated, confirmed and ratified.

     IN WITNESS WHEREOF, this Second Amendment has been duly executed as of the date first above written.

Busse Broadcasting Corporation,
a Delware Corporation



By:  /s/James C. Ryan
  -------------------------------
     James C. Ryan
     Treasurer




By:  /s/Lawrence A. Busse
  -------------------------------
     Employee